CMBS NEW ISSUE: BACM 04-6 -PUBLICS- <STATUS 1:00 TUES>                EXHIBIT 99

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-6 $956.6MM NEW ISSUE CMBS

*23rd and Madison ($19.995mm) has dropped from the deal*
**Class A3 split into two classes (A3/A4)**

Lead-Mgrs/Bks:       Banc of America Securities LLC
Co-Managers:         Bear Stearns & Co. Inc./Goldman Sachs & Co.
                     Retention- $15mm A3s and $15mm A5s
Rating Agencies:     S&P and Fitch

Publics:
      Expected  Approx.
      Rating    Size                        Prin
Class (F/S&P)   (Face)         C/S %  WAL   Win       Guidance  Status
A-1   AAA/AAA   $42,300,000    20.000 2.56  1-55       S+21A     Subj
A-2   AAA/AAA   $193,677,000   20.000 4.79  55-61      S+16A     1.0x
A-3   AAA/AAA   $220,804,000   20.000 6.87  81-84      S+23A     0.4x
A-4   AAA/AAA   $35,443,000    20.000 7.60  85-92      S+26A     open
A-AB  AAA/AAA   $35,645,000    20.000 7.15  61-113     S+27A     Subj
A-5   AAA/AAA   $237,402,000   20.000 9.67  113-119    S+25A     0.6x
A-J   AAA/AAA   $56,200,000    14.125 9.88  119-119    S+29A     0.9x
XP    AAA/AAA   Approx. $30mm proceeds                 TSY+45A   open
B     AA/AA     $19,131,000    12.125 9.91  119-120    S+33A     0.5x
C     AA-/AA-   $9,566,000     11.125 9.97  120-120    S+35A     1.0x
D     A/A       $17,936,000    9.250  9.97  120-120    S+41A     1+x


Collateral:          79 Loans / 81 Properties
-Loan Seller:        Bank of America, N.A.
-Property Types:     Ret 42.2%, Off 30.8%, Multi 15.5%,
                     SS 3.3%, MH 2.7%, Indus 2.5%, Hotel 1.9%,
                     Land 0.9%
-Geographic:         CA: 27.5% (No. CA: 9.5%, So. CA: 18.0%),
                     TX: 17.4%, VA:  9.1%, OH: 8.4%, NH: 7.4%,
                     FL: 5.4%, GA: 5.0%; No Others >5%
-DSCR/LTV:           1.43x / 71.2%
-Top 10 Loans:       44.9% of the pool, DSCR: 1.47x, LTV: 70.1%

-Top 3 Trust Assets                           DSCR     LTV      % UPB
                    Post Oak Central          1.71x    63.73%   10.0%
                    Steeplegate Mall          1.62x    64.70%   7.0%
                    Simon - Upper Valley Mall 1.25x    79.84%   4.9%

Expected Timing
Launch            - Wednesday, 12/15
Price             - Thursday, 12/16
Settlement        - Tuesday  12/22

 This message is for information purposes only, and we are not soliciting any action based upon it. The information herein is believed to be reliable but it should not be relied upon as such and is subject to change without notice. Banc of America Securities LLC and their affiliates may acquire, hold or sell positions in these securities or in related derivatives and may have an investment banking or banking relationship with the issuer. Information herein will be superseded by information in the final prospectus, copies of which may be obtained from Steve Hogue/Peter Cookson at Bank of America Securities LLC, 214 North Tryon Street, Charlotte, NC 28255. Such securities may not be suitable for all investors.